================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                 Connect, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                 CONNECT, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 1998

  The Annual Meeting of Stockholders (the "Annual Meeting") of CONNECT, Inc., a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company, located at 515 Ellis Street, Mountain View, California, on Thursday, May 28, 1998 at 1:00 p.m., local time, for the following purposes:

  1. To elect five directors of the Company to serve until the 1999 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

  2. To approve an amendment and restatement of the Company's Amended and Restated Certificate of Incorporation to eliminate references to series of Preferred Stock which had been previously outstanding.

  3. To approve an amendment to the 1996 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 shares.

  4. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the year ending December 31, 1998; and

  5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

  The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement accompanying and made a part of this Notice.

  The Board of Directors has fixed the close of business on April 15, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

  All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ JOSEPH G. GIRATA
                                          Joseph G. Girata
                                          Secretary

Mountain View, California
April 28, 1998


                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                        THANK YOU FOR ACTING PROMPTLY.

                                 CONNECT, INC.

                               ----------------

                                PROXY STATEMENT

GENERAL

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of CONNECT, Inc., a Delaware corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the principal executive offices of the Company, located at 515 Ellis Street, Mountain View, California, on Thursday, May 28, 1998 at 1:00 p.m., local time, and any adjournment or postponement thereof.

  This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the year ended December 31, 1997, including financial statements, were first mailed to stockholders entitled to vote at the meeting on or about April 28, 1998. The Company's principal executive offices are located at 515 Ellis Street, Mountain View, California, 94043. The Company's telephone number at that location is (650) 254-4000.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Joseph G. Girata) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE; VOTING SECURITIES

  The close of business on April 15, 1998 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 12,862,706 shares of Common Stock outstanding and held of record by approximately 153 stockholders. On February 24, 1998, the stockholders of the Company approved a one-for-five reverse Common Stock split, pursuant to which every five shares of Common Stock outstanding as of the close of business on February 26, 1998 became one share of Common Stock (the "Reverse Split"). Except where otherwise indicated, all share and per share amounts in the Proxy Statement are adjusted to reflect the Reverse Split.

VOTING AND SOLICITATION

  Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters, subject to the conditions described below. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for amendment the Company's Certificate of Incorporation, for ratification of the appointment of the designated independent auditors, for amendment of the Company's 1996 Stock Option Plan and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

  The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

   DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

  Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by Joseph G. Girata, CONNECT, Inc., 515 Ellis Street, Mountain View, California, 94043-2242, no later than December 24, 1998.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

  At the Annual Meeting, the stockholders will elect five directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

  Assuming a quorum is present, the five nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the five nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

  The names of the nominees, their ages as of December 31, 1997 and certain other information about them are set forth below:

                                                                       DIRECTOR
        NAME OF NOMINEE       AGE        PRINCIPAL OCCUPATION           SINCE
        ---------------       ---        --------------------          --------
   Gordon J. Bridge..........  55 Chairman of the Board of Directors     1995
                                  of the Company
   Promod Haque..............  49 Vice President, Norwest Venture        1995
                                  Capital Management, Inc.
   Richard H. Lussier........  60 Retired                                1992
   Craig D. Norris...........  50 Chief Executive Officer and            1998
                                  President of the Company
   Rory T. O'Driscoll........  33 Principal of BankAmerica Ventures      1995
                                  and Vice President of BA Venture
                                  Partners I

  There are no family relationships among any director, executive officer or person nominated to become a director of the Company.

  Gordon J. Bridge joined the Company in November 1995 as the Chairman of the Board of Directors and served as President and Chief Executive Officer of the Company from April 1997 to April 1998. Currently, he is Chairman of the Board and, since April 1998, a consultant to the Company. Since November 1995 Mr. Bridge has also served as the chief business development officer of the Company. From November 1995 to April 1997, Mr. Bridge was an Executive Vice President and director of Quaestus Management Corporation ("Quaestus"), a venture capital investment and private equity fund management company, which funds are stockholders of the Company, although Mr. Bridge does not hold an equity interest in the Quaestus funds. From 1988 to 1995, Mr. Bridge held executive management positions with AT&T Corporation, a telecommunications company, including President of AT&T Computer Systems, President of AT&T EasyLink Services, President of Consumer Interactive Services and most recently Vice President, Corporate Strategy responsible for Emerging Services and Products. Prior to joining AT&T Corporation in 1988, he served for 23 years with IBM Corporation in various positions, including Vice President of Marketing and Vice President of U.S. Sales. Mr. Bridge is a director of ARI Network Services, Inc., an electronic commerce services provider. Mr. Bridge holds a B.S. in Mathematics from Bradley University.

  Promod Haque became a member of the Board of Directors of the Company in December 1995. Mr. Haque joined Norwest Venture Capital Management, Inc., a venture capital investment firm and through its managed investment funds a principal stockholder of the Company, in November 1990 and currently serves as its Vice President. He is also a partner of two general partnerships that are the general partners of Norwest Equity Partners V, L.P., a principal stockholder of the Company. Mr. Haque currently serves as a director of Forte Software, Inc., Raster Graphics, Inc., Transaction Systems Architects, Inc., Optical Sensors, Inc., Prism Solutions, Inc. and several privately held companies. Mr. Haque holds a B.S.E.E. from the University of Delhi, India, and a Ph.D.E.E. and an M.B.A. from Northwestern University.

  Richard H. Lussier became a director of the Company in June 1992. Until September 1996, when Mr. Lussier retired, he was President and Chief Executive Officer of Siemens Nixdorf Information Systems Inc., a computer company and a subsidiary of Siemens Nixdorf Informationssysteme AG ("Siemens Nixdorf"). From November 1986 to March 1995 he was Chairman and Chief Executive Officer of Pyramid Technology Corporation, a computer company, which was acquired by Siemens Nixdorf in March 1995. Mr. Lussier holds a B.A. in Economics from College of the Holy Cross and completed coursework at Boston College Graduate School of Business.

  Craig D. Norris joined the Company in January 1996 as Vice President of Professional Services. In July 1997 he was promoted to the position of Executive Vice President of Services and Operations and in April 1998 to the positions of Chief Executive Officer and President. In addition, in April 1998, Mr. Norris was appointed to the Company's Board of Directors. Prior to joining the Company, Mr. Norris was a management consultant with Gemini Consulting Inc., a consulting firm, from October 1992 to December 1995. From October 1988 to October 1992, Mr. Norris was Vice President, West Area at Cap Gemini America, a consulting firm. Mr. Norris holds a B.A. in Economics from Macalester College and an M.B.A. from Fairleigh Dickenson University.

  Rory T. O'Driscoll became a member of the Board of Directors of the Company in December 1995. Mr. O'Driscoll is a Principal of BankAmerica Ventures, a venture capital firm and through its managed investment funds a principal stockholder of the Company, and a General Partner of BA Venture Partners I. Prior to joining BankAmerica Ventures in September 1993, Mr. O'Driscoll served in the Corporate Development department of BankAmerica Corporation from March 1992 to September 1993. Before his employment with BankAmerica Corporation, he worked as a financial advisor to a number of privately-held companies in the United Kingdom from March 1991 to December 1991. Mr. O'Driscoll also serves as a director of several private companies. Mr. O'Driscoll holds a B.Sc. in Economics from the London School of Economics.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During the period from January 1, 1997 through December 31, 1997 (the "last fiscal year"), the Board met 12 times and acted by unanimous written consent six times. No director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he or she serves. The Board has an Audit Committee, a Compensation Committee and a Financing Committee.

  From January 1, 1997 through May 29, 1997, the Audit Committee consisted of directors Haque and O'Driscoll, two of the Company's non-employee directors. From May 29, 1997 through February 28, 1998, the Audit Committee has consisted of directors Welty and O'Driscoll, two of the Company's non-employee directors. Since February 28, 1998, the Audit Committee has consisted of directors O'Driscoll and Haque. The Audit Committee held two meetings and acted by unanimous written consent one time during the last fiscal year. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors and supervises the Company's finance and accounting functions.

  From January 1, 1997 through May 29, 1997, the Compensation Committee consisted of directors Haque, Weening and Welty. From May 29, 1997 until March 31, 1998, the Compensation Committee consisted of directors Haque, Weening and Lussier. Currently, the Compensation Committee consists of directors Haque and Lussier. The Compensation Committee held eight meetings and acted by unanimous written consent three times during the last fiscal year. Its functions are to make recommendations concerning salaries and incentive compensation for employees of the Company and to administer the Company's stock plans and determine the terms and conditions of stock option grants.

BOARD COMPOSITION

  Messrs. Bridge, Haque, Lussier, Weening, Welty and O'Driscoll were elected by the holders of the Company's Common Stock at the Annual Meeting held in May, 1997. Mr. Welty resigned from the Board in February 1998 and Mr. Weening resigned in March 1998. Mr. Norris was appointed to the Board in April 1998.

  Commencing at the first annual meeting of stockholders following the annual meeting of stockholders when the Company shall have had at least 800 stockholders as determined by Sections 301.5, 1600 and 2115 of the California Corporations Code, the Restated Certificate of Incorporation of the Company provide that the Board of Directors be divided into two classes, each with staggered two-year terms: Class I, whose term will expire at the annual meeting following the annual meeting of stockholders when the Company shall have had at least 800 stockholders so determined; and Class II, whose term will expire at the annual meeting the following year. As a result, only one class of directors will be elected at each annual meeting of stockholders of the Company, with the other class continuing for the remainder of its respective two-year term. Upon the division of the Board of Directors into two classes, stockholders shall no longer have cumulative voting rights and the Company's stockholders representing a majority of the shares of Common Stock outstanding will be able to elect all of the directors. These provisions in the Company's Restated Certificate of Incorporation may have the effect of delaying or preventing changes in control or management of the Company. The Company believes that it had 800 stockholders at the time of the 1997 Annual Meeting. However, the Company did not receive the certification required by
Section 2115 of the California Corporations Code and therefore the staggered-board and termination of cumulative voting provisions described above did not take effect.

DIRECTOR COMPENSATION

  The Company's nonemployee directors are eligible to receive stock option grants pursuant to the Company's 1996 Directors' Stock Option Plan (the "Directors' Plan") and 1996 Stock Option Plan. Except as described below, directors do not otherwise receive compensation for their service as directors, except that non-employee directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its committees.

  The Directors' Plan provides for the grant of nonstatutory stock options to nonemployee directors of the Company. The Directors' Plan provides that each person who first becomes a nonemployee director of the Company after the date of effectiveness of the Company's initial public offering will be granted an option to purchase 4,000 shares of Common Stock (a "First Option") on the date on which the optionee first becomes a nonemployee director of the Company. Thereafter, on the date of each Annual Meeting of the Company's stockholders following which a nonemployee director is serving on the Board of Directors, each such nonemployee director will be granted an option to purchase 1,000 shares of Common Stock, provided that on such date, he or she shall have served on the Company's Board of Directors for at least three months prior to the date of such Annual Meeting.

  Mr. Bridge, Chairman of the Company's Board of Directors, entered into a consulting relationship with the Company in April 1998 pursuant to which he receives cash compensation of $18,750 per month. For a full description of the terms of Mr. Bridge's consulting arrangement with the Company, see "Executive Compensation--Summary Compensation."

REQUIRED VOTE

  The five nominees receiving the highest number of affirmative votes of shares of the Company's Common Stock present at the Annual meeting in person or by proxy and entitled to vote shall be elected as directors.

RECOMMENDATION OF THE BOARD

  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO SERVE AS DIRECTORS FOR THE ENSUING YEAR AND UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIED.

                                PROPOSAL NO. 2

                  AMENDMENT AND RESTATEMENT OF THE COMPANY'S
                         CERTIFICATE OF INCORPORATION

  The Board of Directors of the Company has approved the amendment and restatement of the Company's Amended and Restated Certificate of Incorporation (the "Existing Certificate"). The amendment and restatement approved by the Board is in the form attached to this Proxy Statement as Exhibit A. The Board of Directors of the Company is seeking approval of the Company's stockholders to amend and restate the Company's Existing Certificate in the form of Exhibit A to this Proxy Statement.

  The amendments to the Existing Certificate include the elimination of references to the series of Preferred Stock of the Company that existed prior to the Company's initial public offering in August 1996 (the "Pre-IPO Series of Preferred Stock"), the elimination of references to the Company's Series A Preferred Stock, all of the outstanding shares of which were acquired by the Company on April 1, 1998 (the "Series A Preferred Stock"), and the reduction in the number of shares of Preferred Stock stated as authorized from 36,140,498 to 3,500,000. The remaining 3,500,000 shares of Preferred Stock will be available for issuance from time to time in series, the terms of which may be determined by the Board of Directors of the Company. In connection with the Company's initial public offering, the shares of Preferred Stock outstanding at the time were converted into Common Stock. As a result, it is no longer necessary to maintain in the Existing Certificate references to the Pre-IPO Series of Preferred Stock. With respect to the Company's Series A Preferred Stock, the Company acquired all of the outstanding shares of Series A Preferred Stock on April 1, 1998 and does not intend to reissue any shares of Series A Preferred Stock. The primary benefit of eliminating references to the Pre-IPO Series of Preferred Stock and the Series A Preferred Stock is that the Company's Delaware tax liability will be reduced. Delaware charges an annual tax on all shares authorized within a certificate of incorporation and is currently charging a tax to the Company as a result of the existence of the Pre-IPO Series of Preferred Stock and the Series A Preferred Stock in the Existing Certificate.

APPROVAL REQUIRED

  Approval of Proposal No. 2 requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company.

RECOMMENDATION OF THE BOARD

  THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S EXISTING CERTIFICATE.

                                PROPOSAL NO. 3

                   AMENDMENTS TO THE 1996 STOCK OPTION PLAN

  At the Annual Meeting, the Company's stockholders are being asked to approve an amendment to the 1996 Stock Option Plan (the "1996 Option Plan") that would increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 shares. The following is a summary of principal features of the 1996 Option Plan, but it does not purport to be a complete description of all provisions of the plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Chief Financial Officer at the Company's principal offices at 515 Ellis Street, Mountain View, California 94043.

GENERAL

  The Company's 1996 Option Plan was adopted by the Board of Directors and approved by the Company's stockholders in April 1996. At the Annual Meeting of the Company's Stockholders held on May 29, 1997, the stockholders approved an amendment to the 1996 Option Plan providing that on the first trading day of each fiscal year during the period beginning January 1, 1998 and ending December 31, 2002 the number of shares reserved for issuance under the 1996 Option Plan would be increased by an amount equal to the lesser of: (x) three percent (3%) of the total number of shares of the Company's Common Stock issued and outstanding as of the last business day of the immediately preceding fiscal year, or (y) 140,000 shares. Accordingly, as of January 1998, an additional 114,000 shares of Common Stock were automatically reserved for issuance under the 1996 Option Plan. Currently, there are 614,000 shares reserved for issuance under the plan and, if the stockholders approve this amendment to reserve an additional 2,000,000 shares, there will be a total of 2,614,000 shares reserved for issuance under the 1996 Option Plan.

  The 1996 Option Plan provides for (i) the granting to employees (including officers and employee directors) of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) the granting to employees and consultants (including nonemployee directors) of nonstatutory stock options ("NSOs"). The 1996 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

  As of April 2, 1998, 2,808 shares of Common Stock have been issued upon exercise of options issued under the 1996 Option Plan, unexercised options for 523,376 shares were outstanding under the 1996 Option Plan and 87,816 shares remained available for future grants (without taking into account the current proposed amendment). Shares not purchased under an option prior to its expiration will be available for future option grants under the 1996 Option Plan. As of April 2, 1998, the aggregate fair market value of shares subject to outstanding options under the 1996 Option Plan was approximately $948,880, based upon the closing price of the Common Stock on The Nasdaq National Market as of such date. The actual benefits, if any, to the holders of stock options issued under the 1996 Option Plan are not determinable prior to exercise as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option, as set forth below. As of April 2, 1998, the following Named Executive Officers (as defined below) and directors of the Company have received grants under the 1996 Option Plan: Gordon J. Bridge (164,998 shares), Barton S. Foster (59,499 shares), Joseph G. Girata (125,495 shares), Craig D. Norris (25,000 shares), Kenneth M. Ross (20,000 shares), Promod Hague (1,000 shares), Richard Lussier (5,000 shares) and Rory O'Driscoll (1,000 shares). In addition, as of such date, options to purchase 121,384 shares of Common Stock are held by all current employees (including officers of the Company but excluding executive officers).

PURPOSE

  The purposes of the 1996 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to give employees and consultants of the Company a greater personal stake in the success of the Company's business, to provide additional incentive to the employees and consultants of the Company to continue and advance in their employment and service to the Company and to promote the success of the Company's business. The Board of Directors does not believe that the shares currently available for grant under the 1996 Option Plan are sufficient to attract new employees and retain existing employees. Approval of the increase in the number of shares reserved for issuance under the 1996 Option Plan at the 1998 Annual Stockholders Meeting is expected to provide sufficient additional stock to continue the Company's policy of equity ownership by employees and consultants as an incentive to contribute to the Company's success.

ADMINISTRATION

  The 1996 Option Plan is administered by the Company's Board of Directors or a committee of the Board (the "Administrator"). The 1996 Option Plan is currently being administered exclusively by the Compensation Committee of the Board of Directors. The Administrator may determine the terms of the options granted, including the exercise price, the number of shares subject to each option and the exercisability of the option. The Administrator also has the full power to select the individuals to whom options will be granted and to make any combination of grants to any participants. The Administrator's interpretation and construction of any provision of the 1996 Option Plan are final and binding upon all participants.

ELIGIBILITY

  The 1996 Option Plan provides that ISOs may be granted to employees (including officers and directors who are also employees) of the Company or any of its subsidiaries, while NSOs may be granted to employees and consultants of the Company or any of its subsidiaries. The 1996 Option Plan does not set either a maximum or minimum number of shares of Common Stock which may be granted under options to any person, other than the annual per employee limitation set forth in "Limitation on Grants to Employees," below. However, no employee may be granted ISOs that first become exercisable in any calendar year for Common Stock having a total fair market value, determined at time of grant, in excess of $100,000. To the extent options have been issued to a person that exceed the $100,000 limit, such excess options are treated as NSOs. See "Federal Income Tax Aspects of the 1996 Stock Option Plan" below.

TERMS OF OPTIONS

  Each option is evidenced by a stock option agreement between the Company and the optionee. Each option is subject to the following additional terms and conditions:

    (a) Exercise of the Option. The Administrator determines when options may be exercised. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering of payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in consideration of such form as is determined by the Administrator, and such form of consideration may vary for each option. Each optionee should refer to his or her individual option agreement for information as to the exercisability and form of consideration applicable to his or her option.

    (b) Exercise Price and Consideration. The option exercise price for ISOs and NSOs may not be less than 100% of the fair market value of the Common Stock on the date of grant; provided that the exercise price of any ISO or NSO granted to a person who at the time of the grant owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary may not be less than 110% of the fair market value of a share of Common Stock on the date of grant of such option.

    The Administrator of the 1996 Option Plan determines the fair market value of the Common Stock. As long as the Common Stock of the Company is trading on The Nasdaq National Market ("Nasdaq"), the fair market value of a share of Common Stock of the Company shall be the closing sales price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing bid on that day shall be used), as such price is reported in The Wall Street Journal or such other source the Administrator deems reliable.

    The consideration to be paid for shares issued on exercise of options granted under the 1996 Option Plan, including the method of payment, is determined by the Administrator (in the case of ISOs, such determination shall be made at the time of grant) and may consist entirely of cash; check; promissory note; shares of Common Stock which have been beneficially owned by the optionee for at least six months or which were not acquired directly or indirectly from the Company, with a fair market value on the exercise date equal to the aggregate exercise price of the shares purchased; authorization from the Company to retain from the total number of shares as to which the option is exercised a number of shares having a fair market value on the exercise date equal to the aggregate exercise price of the shares issued; or delivery of a properly executed notice and irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price. The Administrator may also authorize payments by any combination of the above methods or any other consideration and method of payment permitted by law.

    (c) Termination of Status As an Employee or Consultant. In the event of termination of an optionee's employment or consulting relationship with the Company for any reason other than death or total and permanent disability, the optionee may still exercise his or her option to the extent that he or she was entitled to exercise it at the date of termination, but such exercise must be made within one month (or such other period of time, not exceeding three months in the case of an ISO or six months in the case of an NSO, as is determined by the Administrator, with such determination in the case of an ISO being made at the time the option is granted) and may not be made later than the date of expiration of the term of the option as set out in the option agreement. To the extent an optionee was not entitled to exercise an option at the date of such termination, or if an optionee does not exercise such option (which he or she was entitled to exercise) within the time specified herein, such option shall terminate.

    (d) Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his or her total and permanent disability, an option may be exercised (to the extent it was exercisable upon the date of termination) within twelve months of termination, but an option may not be exercised later than the date of expiration of the term of the option as set out in the option agreement. To the extent an optionee was not entitled to exercise an option at the date of such termination, or if an optionee does not exercise such option (which he or she was entitled to exercise) within the time specified herein, such option shall terminate.

    (e) Death. If an optionee should die while employed, the optionee's estate or a person who has acquired the right to exercise the option by bequest or inheritance may exercise the option at any time within twelve months (or such other period of time, not exceeding twelve months, as is determined by the Administrator, with such determination in the case of an ISO being made at the time of grant of the option) after the date of death (but not later than the date of expiration of the term of the option as set out in the option agreement). The option shall be exercisable to the extent that the right to exercise would have accrued had the optionee continued living and working as an employee of or consultant to the Company for another three months (or such other period of time as is determined by the Administrator) beyond the date of death.

    If an optionee should die within one month (or such other period of time, not to exceed three months, as is determined by the Administrator, with such determination in the case of an ISO being made at the time of grant of the option) after terminating his or her employment relationship with the Company, the optionee's estate or person who has acquired the right to exercise the option may likewise exercise the option at any time within twelve months after the date of death, but not later than the date of expiration of the term of the option as set out in the option agreement. However, in this case, the option shall be exercisable only to the extent it was exercisable at the date of termination.

    To the extent an optionee was not entitled to exercise an option at the date of such termination, or if an optionee does not exercise such option (which he or she was entitled to exercise) within the time specified herein, such option shall terminate.

    (f) Term of Options. The term of an option is determined by the specific option agreement. ISOs may not have a term of more than ten years. Furthermore, the maximum term for an option granted to an optionee who immediately before the grant of such option owns more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary is five years. No option may be exercised by any person after its term expires.

    (g) Limitation on Grants to Employees. Subject to adjustment as provided in the 1996 Option Plan, the maximum number of shares which may be subject to options granted to any one employee under the 1996 Option Plan during any fiscal year of the Company is 1,000,000 shares.

    (h) Option Not Transferable. An option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. An option is exercisable during the optionee's lifetime only by the optionee and in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

    (i) Acceleration of Options. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the option shall be assumed or an equivalent option substituted by the successor corporation unless the administrator decides, in lieu of such assumption or substitution, to accelerate the vesting of the option to make it exercisable as to some or all of the shares subject to the option, including shares which would not otherwise be exercisable. In the event of such acceleration of the option, the optionee shall have 15 days from the date of notice of the option's acceleration to exercise all or a portion of the option, and the option will terminate upon the expiration of such period.

    (j) Other Provisions. The option agreement may contain other terms, provisions and conditions as may be determined by the Administrator as long as they are consistent with the 1996 Option Plan.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

  In the event any change such as a stock split or dividend is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price, the number of shares subject to each outstanding option and the limitation on grants to employees, as well as in the number of shares available for issuance under the 1996 Option Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate immediately prior to the consummation of such proposed action unless otherwise provided by the Administrator. The Administrator may declare that any option shall terminate as of a date fixed by the Administrator and give each optionee the right to exercise his or her option as to all or any part of the shares subject to the option, including shares as to which the option would not otherwise be exercisable.

AMENDMENT AND TERMINATION

  The Board may amend the 1996 Option Plan at any time or from time to time or may terminate it without approval of the stockholders, except that stockholder approval is required for any amendment to the 1996 Option Plan that increases the number of shares which may be issued under the 1996 Option Plan, modifies the standards of eligibility, changes the limitation on grants to employees or effects other changes which would require stockholder approval to qualify options granted under the 1996 Option Plan as ISOs under Section 422 of the Code or as performance-based compensation under Section 162(m) of the Code. However, no action by the Board or stockholders may alter or impair any option previously granted under the 1996 Option Plan, unless mutually agreed otherwise between the optionee and the Board in a writing signed by the optionee and the Company. The 1996 Option Plan shall terminate in 2006. Any options outstanding at that time under the 1996 Option Plan shall remain outstanding until they expire their own terms.

FEDERAL INCOME TAX ASPECTS OF THE 1996 OPTION PLAN

  The following is a brief summary of the United States federal income tax consequences of transactions under the 1996 Option Plan based on federal securities and income tax laws in effect as of the date of this Proxy (which laws could change at any time hereafter). This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or other country in which an optionee may reside. This summary does not purport to be complete. The Company advises all optionees to consult their own tax advisors concerning tax implications of option grants and exercises, and the disposition of shares acquired upon such exercise, under the 1996 Option Plan.

  Options granted under the 1996 Option Plan may be either ISOs, which are intended to qualify for the special tax treatment provided by Section 422 of the Code, or NSOs, which will not qualify for such treatment. If an option granted under the 1996 Option Plan is an ISO, the optionee will recognize no income upon grant of the ISO and incur no regular tax liability upon its exercise, although the exercise of an ISO may give rise to alternative minimum tax (see discussion below). The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an ISO regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the ISO and more than one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain. If both of these holding periods are not satisfied (a "disqualifying disposition"), the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a disqualifying disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. For individual taxpayers, the current U.S. federal income tax rate on long-term capital gains is alternatively 28% (in the case of shares held more than one year but less than 18 months after exercise) or 20% (in the case of shares held more than 18 months after exercise). Capital losses for individual taxpayers are allowed in full against capital gains plus $3,000 of other income.

  All options which do not qualify as ISOs are referred to as NSOs. An optionee will not recognize any taxable income at the time he or she is granted an NSO. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash by the optionee or out of the optionee's current earnings. Upon sale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

ALTERNATIVE MINIMUM TAX

  As noted above, the exercise of an ISO may subject the optionee to the alternative minimum tax ("AMT") under Section 55 of the Code. The AMT is calculated for federal tax purposes by applying a tax rate of 26% to alternative minimum taxable income up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum income above such amount. Alternative minimum taxable income for federal tax purposes is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exclusion of $45,000 for joint returns, $33,750 for unmarried individual returns and $22,500 in the case of married taxpayers filing separately (which exemption amounts are phased out for upper-income taxpayers). Alternative minimum tax will be due if the tax determined under the foregoing formula exceeds the taxpayer's regular tax for the year.

  In computing alternative minimum taxable income, shares purchased upon exercise of an ISO are treated as if they had been acquired by the optionee pursuant to an NSO, as described above. Because the AMT rules are complex and their effects depend upon the personal circumstances of each taxpayer, an optionee should consult his or her own tax advisor prior to exercising an incentive stock option. If an optionee pays AMT, the amount of such AMT may be carried forward as a credit against any subsequent year's regular tax in excess of the AMT.

REQUIRED VOTE

  The foregoing amendment of the 1996 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD

  THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT OF THE 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 2,000,000 SHARES AS DESCRIBED ABOVE.

                                PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  Ernst & Young LLP has served as the Company's independent auditors since 1992 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending December 31, 1998. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

  A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

REQUIRED VOTE

  The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended December 31, 1998 requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD

  THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998.

                              EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the executive officers of the Company, including their ages as of December 31, 1997:

             NAME           AGE                     POSITION
             ----           ---                     --------
   Gordon J. Bridge........  55 President, Chief Executive Officer and Chairman
                                of the Board
   Joseph G. Girata........  53 Vice President of Finance and Administration,
                                Chief Financial Officer and Secretary
   Kenneth M. Ross.........  44 Chief Technical Officer and Executive Vice
                                President of Development
   Barton S. Foster........  33 Executive Vice President of Sales and Marketing
   Craig D. Norris.........  50 Executive Vice President of Services and
                                Operations

  Gordon J. Bridge joined the Company in November 1995 as the Chairman of the Board of Directors and served as President and Chief Executive Officer of the Company from April 1997 to April 1998. Currently, he is Chairman of the Board and, since April 1998, a consultant to the Company. Since November 1995 Mr. Bridge has also served as the chief business development officer of the Company. From November 1995 to April 1997, Mr. Bridge was an Executive Vice President and director of Quaestus Management Corporation ("Quaestus"), a venture capital investment and private equity fund management company, which funds are stockholders of the Company, although Mr. Bridge does not hold an equity interest in the Quaestus funds. From 1988 to 1995, Mr. Bridge held executive management positions with AT&T Corporation, a telecommunications company, including President of AT&T Computer Systems, President of AT&T EasyLink Services, President of Consumer Interactive Services and most recently Vice President, Corporate Strategy responsible for Emerging Services and Products. Prior to joining AT&T Corporation in 1988, he served for 23 years with IBM Corporation in various positions, including Vice President of Marketing and Vice President of U.S. Sales. Mr. Bridge is a director of ARI Network Services, Inc., an electronic commerce services provider. Mr. Bridge holds a B.S. in Mathematics from Bradley University.

  Joseph G. Girata joined the Company in June 1996 as Vice President of Finance and Administration and Chief Financial Officer. Prior to joining the Company, Mr. Girata was an independent consultant from September 1995 to June 1996. From September 1994 to August 1995, Mr. Girata was Vice President and Chief Financial Officer of Wind River Systems, Inc., a software company, and from October 1989 to August 1994, he was Senior Vice President and Chief Financial Officer of Walker Interactive Systems, Inc., a software company. In addition, Mr. Girata has held executive financial management positions with Data Design Associates, a software company, Atlantic Financial, a thrift institution holding company, and Signetics Corporation, a semiconductor company. Mr. Girata holds a B.S. in Finance from California State University, Hayward and is a Certified Public Accountant.

  Kenneth M. Ross joined the Company in July 1993 as Chief Technical Officer and Executive Vice President of Development. From January 1991 to September 1991, Mr. Ross served as Executive Vice President of Development and Engineering and as a director at Hunter Systems, a software applications company, and from September 1991 to July 1993, he was Vice President of Development and Operations and General Manager of the Software Publishing Division of Woodside Technologies/UNIX Central, a developer and distributor of UNIX software tools and utilities. Mr. Ross also held senior management positions at IntelliCorp from 1983 to 1987, and from 1988 to 1991, he held several director-level software development management roles at Oracle Corporation, a software company ("Oracle"). Mr. Ross holds a B.S. in Mathematics from Massachusetts Institute of Technology and a Ph.D. in Linguistics from the University of Massachusetts at Amherst.

  Barton S. Foster joined the Company in March 1996 as Vice President of Marketing, was promoted to Vice President of Sales and Marketing in July 1997 and resigned from that position in April 1998. Prior to joining the Company, Mr. Foster held various management positions with Oracle, from July 1994 to March 1996, including Vice President, Applications and Industry Marketing and Director, Applications Business Development. Prior to joining Oracle, Mr. Foster held various positions with Booz, Allen & Hamilton, a management consulting firm, from 1987 to 1994. Mr. Foster holds a B.A. in Economics and Political Science from Stanford University and an M.B.A. from the Harvard University Graduate School of Business.

  Craig D. Norris joined the Company in January 1996 as Vice President of Professional Services. In July 1997 he was promoted to the position of Executive Vice President of Services and Operations and in April 1998 to the positions of Chief Executive Officer and President. In addition, in April 1998, Mr. Norris was appointed to the Company's Board of Directors. Prior to joining the Company, Mr. Norris was a management consultant with Gemini Consulting Inc., a consulting firm, from October 1992 to December 1995. From October 1988 to October 1992, Mr. Norris was Vice President, West Area at Cap Gemini America, a consulting firm. Mr. Norris holds a B.A. in Economics from Macalester College and an M.B.A. from Fairleigh Dickenson University.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of April 2, 1998 for (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the persons who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 1997 and the Company's other four most highly paid executive officers who earned in excess of $100,000 during such fiscal year (collectively, the "Named Executive Officers"), (iii) each director of the Company and (iv) all directors and executive officers of the Company as a group. All share numbers in the table reflect the Reverse Split.

                                                    SHARES    PERCENT OF SHARES
                                                 BENEFICIALLY BENEFICIALLY OWNED
             NAME AND ADDRESS (1)                 OWNED (2)          (2)
             --------------------                ------------ ------------------
Combination Inc................................   1,072,817           8.3%
 c/o ISCC
 310 Madison Avenue, Suite 501
 New York, NY 10017
Norwest Equity Partners V (3)..................   1,481,608          11.5
 245 Lytton Avenue, Suite 250
 Palo Alto, CA 94301
Entities affiliated with Stark Investments (4).   1,831,372          14.2
 1500 W. Market Street, Suite 200
 Mequon, WI 53092
BankAmerica Ventures (5).......................   1,289,827          10.0
 950 Tower Lane, Suite 700
 Foster City, CA 94404
Elliot Bossen..................................   1,048,195           8.1
 3100 Tower Blvd., Suite 1104
 Durham, NC 27707
Entities affiliated with Special Situations       2,045,951          15.9
 Fund, L.P. (6)................................
 133 East 53rd St.
 New York, NY 10022
Quaestus Management Corporation (7)............   1,108,890           8.6
 330 E. Kilbourn Avenue
 Milwaukee, WI 53202
Gordon J. Bridge (8)...........................      93,892             *
Barton S. Foster (9)...........................      28,054             *
Joseph G. Girata (10)..........................      22,095             *
Promod Haque (3)...............................   1,481,608          11.5
Thomas P. Kehler (11)..........................      45,879             *
Richard H. Lussier (12)........................       8,931             *
Craig D. Norris (13)...........................      20,450             *
Rory T. O'Driscoll (5).........................   1,289,827          10.0
Kenneth M. Ross (14)...........................      40,304             *
All directors and executive officers as a group   3,031,041          23.2
 (9 persons) (15)..............................

--------
 * Less than 1%.
 (1) Unless otherwise indicated, the address of each of the named individuals is: c/o CONNECT, Inc., 515 Ellis Street, Mountain View, CA 94043.
 (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after April 2, 1998 are deemed outstanding for computing the percentage ownership of the person or entity holding such securities, but are not deemed outstanding for computing the percentage ownership of any other person or entity. To the Company's knowledge, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. Applicable percentage of beneficial ownership is based on 12,862,711 shares of Common Stock outstanding as of April 2, 1998.
 (3) Promod Haque is a Vice President of Norwest Venture Capital Management, Inc. ("Norwest") and a general partner of two general partnerships that are the general partners of Norwest. Mr. Haque disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate partnership interest therein. Some of this information was determined from a Schedule 13G dated February 3, 1998, as filed by Norwest.
 (4) Includes 915,686 shares held by Shepherd Investments International, Ltd. and 915,686 shares held by Stark International.
 (5) Includes 1,160,844 shares held by BankAmerica Ventures and 128,983 shares held by BA Venture Partners I. Rory T. O'Driscoll is a Principal of BankAmerica Ventures and a General Partner of BA Venture Partners I. Mr. O'Driscoll disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate general partnership interest in BA Venture Partners I.
 (6) Includes 227,045 shares held by Special Situations Cayman Fund L.P., 627,456 shares held by Special Situations Fund III, 999,346 shares held by Special Situations Private Equity Fund L.P. and 192,104 shares held by Special Situations Technology Fund L.P.
 (7) Includes 850,623 shares held by Network Partners, 2,561 shares held by Quaestus Limited Partnership and 185,826 shares held by Quaestus Partner Fund.
 (8) Includes 79,824 shares issuable upon exercise of stock options exercisable within 60 days of April 2, 1998. A portion of the shares issued or issuable upon exercise of stock options is subject to repurchase by the Company at the original exercise price in the event of termination of employment, which repurchase right lapses over time.
 (9) Includes 26,554 shares issuable upon exercise of stock options exercisable within 60 days of April 2, 1998. A portion of the shares issued or issuable upon exercise of stock options is subject to repurchase by the Company at the original exercise price in the event of termination of employment, which repurchase right lapses over time.
(10) Includes 21,729 shares issuable upon exercise of stock options exercisable within 60 days of April 2, 1998. A portion of the shares issued or issuable upon exercise of stock options is subject to repurchase by the Company at the original exercise price in the event of termination of employment, which repurchase right lapses over time.
(11) Includes 39,529 shares issuable upon exercise of stock options exercisable on April 2, 1998, none of which are subject to repurchase by the Company. In April 1997, Mr. Kehler resigned from his position as President and Chief Executive Officer. Although he will continue to be employed by the Company through April 1998, he is no longer an executive officer of the Company.
(12) Includes 6,931 shares issuable upon exercise of stock options exercisable within 60 days of April 2, 1998. A portion of the shares issued or issuable upon exercise of stock options is subject to repurchase by the Company at the original exercise price in the event of termination of employment, which repurchase right lapses over time.
(13) Includes 18,450 shares issuable upon exercise of stock options exercisable within 60 days of April 2, 1998. A portion of the shares issued or issuable upon exercise of stock options is subject to repurchase by the Company at the original exercise price in the event of termination of employment, which repurchase right lapses over time.
(14) Includes 36,304 shares issuable upon exercise of stock options exercisable within 60 days of April 2, 1998. A portion of the shares issued or issuable upon exercise of stock options is subject to repurchase by the Company at the original exercise price in the event of termination of employment, which repurchase right lapses over time.

(15) Includes 229,321 shares issuable upon exercise of stock options exercisable within 60 days of April 2, 1998. A portion of the shares issued or issuable upon exercise of stock options is subject to repurchase by the Company at the original exercise price in the event of termination of employment, which repurchase right lapses over time.

                            EXECUTIVE COMPENSATION

  The following table sets forth certain summary information regarding compensation paid by the Company for services rendered during the fiscal years ended December 31, 1997, 1996 and 1995 to the Named Executive Officers. All share numbers in the table reflect the Reverse Split.

                          SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                    ------------
                                       ANNUAL COMPENSATION             AWARDS
                                  --------------------------------- ------------
                                                                     SECURITIES
                                                       OTHER ANNUAL  UNDERLYING
NAME AND PRINCIPAL POSITION  YEAR  SALARY  BONUS(1)    COMPENSATION   OPTIONS
---------------------------  ---- -------- --------    ------------ ------------
Gordon J. Bridge (2).......  1997 $206,251 $45,000            --       79,999
  President, Chief           1996  150,000  87,344            --       30,000
  Executive Officer          1995       --      --            --           --
  and Chairman of the Board
Barton S. Foster (3).......  1997  159,583  53,266            --       19,999
  Executive Vice President   1996  110,981  21,875        15,000(4)        --
  of Sales                   1995       --      --            --           --
  and Marketing
Joseph G. Girata...........  1997  145,000  24,034            --       50,248(5)
  Vice President of Finance  1996   78,526   5,907            --       35,000(6)
  and Administration,        1995       --      --            --           --
  Chief Financial Officer
  and Secretary
Craig D. Norris (7)........  1997  150,000  16,250        $8,522(8)    15,000
  Executive Vice President   1996  140,000  46,020            --       29,000
  of                         1995       --      --            --           --
  Services and Organization
Kenneth M. Ross............  1997  180,090  26,250            --       10,000
  Chief Technical Officer    1996  173,540  25,000            --       25,000
  and                        1995  135,000  14,070(9)         --           --
  Executive Vice President
  of Development
Thomas P. Kehler (10)......  1997  217,307   6,250            --           --
  Former President and       1996  200,000  27,083            --       75,000
  Chief Executive Officer    1995  198,520      --            --           --

--------
 (1) Includes bonuses paid in January 1998 based upon the individual's performance in 1997.
 (2) In April 1997, Mr. Bridge was appointed President and Chief Executive Officer of the Company. He resigned from such positions in April 1998. Mr. Bridge continues to serve as the Company's Chairman of the Board, a position he has held since November 1995.
 (3)  Mr. Foster resigned as an officer of the Company in April 1998.
 (4)  Represents amounts paid as signing bonus in 1996.
 (5) Includes a grant of a new option to purchase 10,000 shares and a grant of options to purchase 40,248 shares of Common Stock that was made pursuant to a repricing program whereby outstanding options for an equal number of shares having higher exercise prices were canceled and new options having an exercise price of $8.125 issued in their place. The vesting terms of such repriced options did not change. See "Ten-Year Option Repricings" and "Compensation Committee Report on Executive Compensation -- Stock Options" for further details on this repricing.

 (6) Represents 35,000 shares of Common Stock issuable upon exercise of an option with an original purchase price of $48 per share, which option was exchanged in September 1996 for a new option to purchase 35,000 shares with an exercise price of $30.625 per share. See "Ten-Year Option Repricings" and "Compensation Committee Report on Executive Compensation-- Stock Options" for further details on this repricing.
 (7) Mr. Norris became Chief Executive Officer and President of the Company in April 1998.
 (8)  Represents amounts paid as commissions in fiscal 1997.
 (9)  Represents 1994 bonus paid in January 1995.
(10) In April 1997, Mr. Kehler resigned from his position as President and Chief Executive Officer and is no longer an executive officer of the Company.

  In connection with Mr. Bridge's appointment in April 1997 as the Company's Chief Executive Officer and President, Mr. Bridge and the Company entered into an agreement (the "1997 Letter") providing that Mr. Bridge would receive an annual salary for fiscal 1997 of $225,000 and be eligible to receive a bonus, based on the achievement of certain financial objectives, of up to $285,000. Actual amounts paid to Mr. Bridge during 1997 are as reflected in the Summary Compensation Table. In addition, pursuant to the 1997 Letter, Mr. Bridge was granted an option to purchase 79,999 shares of the Company's Common Stock at an exercise price of $6.25 per share, the fair market value of such stock on the grant date. Pursuant to the terms of this option, 12.5% of the shares issuable upon exercise of the option were to vest in October 1997, with the remainder of the shares vesting in equal monthly installments thereafter through the fourth anniversary of the grant date. In July 1997, the Compensation Committee of the Board of Directors amended the vesting terms of this option grant to Mr. Bridge such that 16.67% of the shares issuable on exercise became vested in October 1997, with the remainder of the Shares vesting in equal monthly installments thereafter through the third anniversary of the grant date. The 1997 Letter also provided that the Company would loan Mr. Bridge $150,000 pursuant to a full recourse, three-year promissory note to which interest at the then-current minimum applicable federal rate would apply. The 1997 Letter provides that, should the Company terminate Mr. Bridge without cause, he would be entitled to continue working as a consultant to the Company for a period of one year following such termination and that the option described above would continue to vest through such consultancy period. In addition, the 1997 Letter provides that certain performance objectives set forth in stock option agreements relating to options to purchase an aggregate of 30,000 shares issued to Mr. Bridge in January 1996 and April 1996 had been achieved and that, pursuant to the terms of such option agreements, the vesting schedules for the options converted from a 72-month to a 48-month schedule.

  In January 1998, the Company and Mr. Bridge entered into an agreement (the "1998 Letter") pursuant to which Mr. Bridge would receive an annual salary for fiscal 1998 of $225,000 and be eligible to receive a performance bonus, based upon the Company's achievement of certain financial objectives, of up to $200,000. In addition, Mr. Bridge would be eligible to receive a strategic bonus, payable upon the achievement of certain strategic objectives set by the Board of Directors, of up to $500,000 during fiscal 1998. Mr. Bridge was granted an option to purchase 79,999 shares of the Company's Common Stock in January 1998 pursuant to the 1998 Letter, which options were to vest in equal monthly installments over a three-year period. The 1998 Letter also provides that, in the event the Company is acquired or merges with another corporation during 1998, the Company would forgive its loan to Mr. Bridge in the principal amount of $150,000 plus all accrued interest.

  In April 1998, Mr. Bridge resigned his positions as Company's Chief Executive Officer and President. He continues to serve as its Chairman of the Board. In connection with his resignation as Chief Executive Officer and President and pursuant to the 1997 Letter, Mr. Bridge entered into an agreement with the Company whereby he will remain as a consultant to the Company through March 1999. Pursuant to this agreement, Mr. Bridge will receive through March 1999 an amount equal to his regular monthly salary prior to his resignation ($18,750), acceleration of the exercisability of certain options to purchase 69,000 shares of the Company's Common Stock, continued vesting of other unvested options and reimbursement for certain business expenses associated with his consulting relationship. If the Company meets certain financial goals for fiscal 1998, Mr. Bridge will be entitled to receive a bonus payment in January 1999 equal to the bonus he received for the first quarter of 1998 ($23,125). In addition, the Company has agreed to forgive 50% of the total principal and outstanding interest of the loan described above in exchange for Mr. Bridge's remaining a consultant to the Company and, if Mr. Bridge achieves certain specified goals prior to April 1999, he may be entitled to forgiveness of the remainder of outstanding principal and interest on his loan. Finally, should the Company be acquired prior to April 1999, the vesting schedules of any unvested options held by Mr. Bridge would be accelerated to make them fully exercisable upon the closing of such transaction.

  In April 1998, the Company entered into an employment letter with Craig Norris in connection with his appointment as the Company's President and Chief Executive Officer. Pursuant to the terms of this letter agreement, Mr. Norris will receive an annual salary of $225,000 for 1998 and will be eligible for a bonus, payable upon the Company's achievement of certain quarterly and annual financial objectives, of up to $150,000. The employment letter also provides that Mr. Norris will be eligible to receive a strategic bonus, payable upon the achievement of certain strategic objectives set by the Board of Directors during fiscal 1998 in an amount to be determined by the Board. In addition, Mr. Norris will receive an option to purchase 780,000 shares of Common Stock contingent upon approval of the Company's stockholders of the increase in the number of shares reserved for issuance under the Company's 1996 Option Plan at the 1998 Annual Meeting of Stockholders.

  Mr. Norris and the other executive officers of the Company are entitled to cash and option acceleration benefits relating to a change of control of the Company pursuant to Change of Control Agreements between such officers and the Company, which agreements are described in "Certain Relationships and Related Transactions" below.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term. Unless otherwise indicated, the Company does not issue stock appreciation rights. All share numbers in the table reflect the Reverse Split.

                                          INDIVIDUAL GRANTS
                         ----------------------------------------------------
                                                                              POTENTIAL REALIZABLE
                                                                                VALUE AT ASSUMED
                          NUMBER OF   PERCENT OF TOTAL                        ANNUAL RATES OF STOCK
                         SECURITIES       OPTIONS      EXERCISE OR             PRICE APPRECIATION
                         UNDERLYING      GRANTED TO    BASE PRICE              FOR OPTION TERM(2)
                           OPTIONS      EMPLOYEES IN    PER SHARE  EXPIRATION ---------------------
          NAME           GRANTED (#)   FISCAL YEAR(1)    ($/SH)       DATE     5% ($)     10% ($)
          ----           -----------  ---------------- ----------- ---------- ---------------------
Gordon J. Bridge (3)....   79,999(4)       14.82%        $ 6.25     4/28/07   $ 314,440 $   796,859
Barton S. Foster........   19,999(5)        3.70%        $15.00     5/29/07     188,657     478,097
Joseph G. Girata........   10,000(6)        1.85%        $11.25     7/22/07      70,750     179,295
                           34,999(7)        6.48%        $8.125      6/6/06     674,072   1,708,241
                            5,249(7)        0.97%        $8.125      9/9/06     105,220     266,650
Craig D. Norris.........   15,000(8)        2.78%        $11.25     7/22/07     106,125     268,943
Kenneth M. Ross.........   10,000(9)        1.85%        $11.25     7/22/07      70,750     179,295
Thomas P. Kehler (10)...       --             --             --          --          --          --

--------
 (1) Based on options to purchase an aggregate of 539,974 shares granted to employees (including employee directors) during the fiscal year ended December 31, 1997. The foregoing total excludes options granted to consultants and nonemployee directors. There were no stock appreciation rights granted during 1997.
 (2) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

 (3) In April 1997, Mr. Bridge was appointed President and Chief Executive Officer of the Company. He resigned from such positions in April 1998. Mr. Bridge continues to serve as the Company's Chairman of the Board, a position he has held since November 1995.

 (4) This option was granted in April 1997. Pursuant to its terms, as amended in July 1997, 16.67% of the shares issuable under such option vested six months after the grant date, with the remaining shares vesting in equal monthly installments thereafter through the third anniversary of the grant date. Mr. Bridge is entitled to acceleration of this option upon certain change of control transactions pursuant to his consulting arrangement with the Company. See description of this consulting arrangement in the text following the Summary Compensation table.

 (5) This option was granted in May 1997. Pursuant to its terms, 16.67% of the shares issuable under such option vests six months after the grant date, with the remaining shares vesting in equal monthly installments thereafter through the third anniversary of the grant date. As a result of Mr. Foster's resignation in April 1998, this option will expire if not exercised prior to August 15, 1998.

 (6) This option was granted in July 1997. Pursuant to its terms, 16.67% of the shares issuable under such option vests six months after the grant date, with the remaining shares vesting in equal monthly installments thereafter through the third anniversary of the grant date. Mr. Girata is entitled to acceleration of this option and all other options held by him upon certain change of control transactions pursuant to a Change of Control Agreement between Mr. Girata and the Company. See "Certain Relationships and Related Transactions."

 (7) Options to purchase an aggregate of 40,248 shares of Common Stock were issued to Mr. Girata in April 1997 in connection with the Company's repricing of certain of its outstanding options. Mr. Girata's option had an exercise price of $8.125 per share and vested under the same schedules as applied to the canceled options. See "Ten-Year Option Repricings" and "Compensation Committee Report on Executive Compensation -- Stock Options" for further details on this repricing.

 (8) This option was granted in July 1997. Pursuant to its terms, 16.67% of the shares issuable under such option vests six months after the grant date, with the remaining shares vesting in equal monthly installments thereafter through the third anniversary of the grant date. Mr. Norris is entitled to acceleration of this option upon certain change of control transactions pursuant to a Change of Control Agreement between Mr. Norris and the Company. See "Certain Relationships and Related Transactions."

 (9) This option was granted in July 1997. Pursuant to its terms, 16.67% of the shares issuable under such option vests six months after the grant date, with the remaining shares vesting in equal monthly installments thereafter through the third anniversary of the grant date. Mr. Ross is entitled to acceleration of this option upon certain change of control transactions pursuant to a Change of Control Agreement between Mr. Ross and the Company. See "Certain Relationships and Related Transactions."

(10) In April 1997, Mr. Kehler resigned from his position as President and Chief Executive Officer and is no longer an executive officer of the Company.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the last fiscal year. In addition, the table sets forth the number of shares covered by stock options as of December 31, 1997, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 1997. All share numbers and per share prices in the table reflect the Reverse Split.

                                                  NUMBER OF                VALUE OF
                                                 UNEXERCISED             UNEXERCISED
                                                  OPTIONS AT             IN-THE-MONEY
                           SHARES     VALUE   FISCAL YEAR END(#)          OPTIONS AT
                         ACQUIRED ON REALIZED    EXERCISABLE/         FISCAL YEAR END($)
          NAME           EXERCISE(#)  ($)(1)    UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(2)
          ----           ----------- -------- ------------------ ----------------------------
Gordon J. Bridge (3)....   14,069    $      0   57,430/157,499              $0/$0
Barton S. Foster........    1,500    $ 35,000    22,418/35,581              $0/$0
Joseph G. Girata........       --          --    18,380/31,868              $0/$0
Craig D. Norris.........    2,000    $ 45,938    15,387/26,613              $0/$0
Kenneth M. Ross.........    4,000    $104,177    33,344/21,355            $7,064/$0
Thomas P. Kehler (4)....   18,080    $236,297         39,529/0            $6,139/$0

--------
(1) This amount represents the market value of the underlying securities on the exercise date minus the exercise price of such options.
(2) Based on the $4.22 per share closing price of the Company's Common Stock on The Nasdaq National Market on December 31, 1997, less the exercise prices.
(3) In April 1997, Mr. Bridge was appointed President and Chief Executive Officer of the Company. He resigned from such positions in April 1998. Mr. Bridge continues to serve as Chairman of the Board, a position he has held since November 1995.
(4) In April 1997, Mr. Kehler resigned from his position as President and Chief Executive Officer and is no longer an executive officer of the Company.

                          TEN-YEAR OPTION REPRICINGS

  In order to reincentivize its employees, the Board of Directors of the Company, upon recommendation of the Compensation Committee, approved in April 1997 an option repricing program pursuant to which employees could surrender options granted by the Company between May 1996 and March 1997 having exercise prices greater than $15.00 per share and receive in the place of such surrendered options new options having an exercise price of $8.125 per share, the fair market value of the Company's stock on the date of Board approval. The new options issued pursuant to this repricing program were subject to the same vesting provisions as the surrendered options. The following table sets forth certain information as of December 31, 1997 with respect to the repricing of certain stock options held by the Company's executive officers since the Company's initial public offering. All share numbers and per share prices in the table reflect the Reverse Split.

                                     NUMBER OF     MARKET                           LENGTH OF
                                    SECURITIES    PRICE OF     EXERCISE              ORIGINAL
                                    UNDERLYING    STOCK AT     PRICE AT            OPTION TERM
                                      OPTIONS     TIME OF      TIME OF      NEW    REMAINING AT
                                    REPRICED OR REPRICING OR REPRICING OR EXERCISE   DATE OF
                                      AMENDED    AMENDMENT    AMENDMENT    PRICE   REPRICING OR
          NAME            DATE          (#)         ($)          ($)        ($)     AMENDMENT
          ----           -------    ----------- ------------ ------------ -------- ------------
Joseph G. Girata........ 4/14/97      13,060        8.125       30.625      8.125    110 mos.
                         4/14/97      21,939        8.125       30.625      8.125    110 mos.
                         4/14/97       4,391        8.125       31.875      8.125    113 mos.
                         4/14/97         858        8.125       31.875      8.125    113 mos.
                         9/10/96(1)   35,000       30.625       48.00      30.625    117 mos.
Victor L. Fischer(2).... 4/14/97      19,999        8.125       31.875      8.125    113 mos.

--------
(1) This option grant to Mr. Girata was done pursuant to a repricing program approved by the Compensation Committee of the Board of Directors in September 1996 which allowed employees to surrender outstanding options with exercise prices of $48.00 per share or greater and to receive in the place of such surrendered options new options with an exercise price of $30.625 per share, the fair market value of the Company's stock on the date the repricing program was approved. The new options are subject to the same vesting schedule as the surrendered options.
(2) Mr. Fischer resigned from his position as an executive officer of the Company in January 1998.

  Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report and Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to the Company's executive officers (including the Named Executive Officers) during the fiscal year ended December 31, 1997. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. The Committee also administers the Company's stock plans and determines the terms and conditions of stock option grants. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

 General Policies

  The Company's compensation policies are designed to link the executive officers' compensation to the annual and long-term performance of the Company and to provide compensation that is competitive with the compensation paid to other executives in the industry and that will attract and retain superior talent and reward performance. The compensation mix reflects a balance of annual cash payments, consisting of annual base salary payments and incentive bonus payments, and long-term stock-based incentives in the form of stock options. The emphasis in incentive compensation is placed on the more strategic stock-based options which more closely align the financial interests of the Company's employees with those of its stockholders.

 Base Salaries

  The salary component of executive compensation is based on the executive's level of responsibility for meeting Company objectives and performance, and comparable to similar positions in the Company and to comparable companies. Base salaries for executives are reviewed and adjusted at least annually based on information regarding competitive salaries, the results of industry compensation surveys, individual experience and performance.

 Cash Bonuses

  The Company's incentive program for executive officers provides direct financial incentives in the form of cash bonuses. For fiscal 1997, specific individual performance was taken into account in determining bonuses, including meeting Company goals and individual performance objectives. During 1997, the Compensation Committee re-evaluated its executive bonus structure and approved a new bonus policy for fiscal 1998 which bases executive bonuses entirely on Company financial performance and eliminates the individual objectives component of bonus calculation.

 Stock Options

  The Company's 1996 Stock Option Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. The Company's stock options typically vest over a 48-month period.

  The Company's compensation policies recognize the importance of stock ownership by senior executives and stock options are an integral part of each executive's compensation. The Committee believes that the opportunity for stock appreciation through stock options which vest over time promotes the relationship between long-term interests of executive officers and stockholders. The size of specific grants takes into account the executive officer's salary and the number of options previously granted to the officer, as well as his or her contributions to the Company's success.

  In order to reincentivize certain Company employees, and as more fully detailed in the Ten-Year Option Repricings table set forth above, on April 14, 1997 the Board of Directors approved a repricing program pursuant to which options granted by the Company between May 1996 and March 1997 having exercise prices equal to or greater than $15.00 per share were repriced to an exercise price of $8.125 per share. Stock options to purchase a total of 166,708 shares of the Company's Common Stock were issued pursuant to this repricing program. Two executive officers of the Company (one of whose employment has since terminated with the Company) participated in the repricing, as reflected in the "Ten-Year Option Repricings" table. The Company has previously undertaken one other option repricing program since its initial public offering. In September 1996, options having exercises prices equal to or greater than $48.00 per share were repriced to $30.625 per share. Stock options to purchase a total of 86,130 shares of Common Stock were issued pursuant to this repricing program. One executive officer participated in the 1996 repricing program, as reflected in the "Ten-Year Option Repricings" table. In each of the repricing programs implemented in 1996 and 1997, the new options granted were subject to the same vesting terms as the surrendered options.

 Compensation of the Chief Executive Officer

  Thomas P. Kehler served as the Company's President and Chief Executive Officer (the "CEO") from July 1992 to April 1997. Upon Mr. Kehler's resignation as an executive officer of the Company in April 1997, Gordon J. Bridge was appointed the Company's President and CEO. He resigned such positions in April 1998, at which time Craig Norris, previously the Company's Executive Vice President of Services and Operations, was appointed as the Company's CEO and President. At the time Mr. Bridge was appointed CEO in April 1997, he entered into the 1997 Letter with the Company, the terms of which are described in more detail above in the disclosure relating to the Summary Compensation Table. The factors discussed above in this Report under the headings "Base Salaries," "Cash Bonuses", and "Stock Options" were also applied in establishing the amount of Mr. Bridge's compensation as CEO, including his salary and the stock option grant made pursuant to the terms of the 1997 Letter. In addition, in determining Mr. Bridge's 1997 compensation the Committee considered a number of factors, including competitive market compensation packages, Mr. Bridge's past performance at the Company and the responsibilities he was undertaking in assuming the position of CEO. Based on its survey data and informal information reviewed by the Committee, the Committee believes that the base salary level for the CEO is commensurate with salaries paid to chief executive officers of comparable companies engaged in similar industries.

 Deductibility of Executive Compensation

  The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's 1996 Stock Option Plan will meet the requirements for qualifying as performance-based, the Committee believes that this section will not affect the tax deductions available to the Company. It will be the Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

                                          COMPENSATION COMMITTEE:
                                          Promod Haque
                                          Richard Lussier

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors currently consists of Promod Haque and Richard Lussier. From January 1, 1997 through May 29, 1997, the Compensation Committee consisted of directors Hague, Weening and Welty and from May 29, 1997 through March 31, 1998, it consisted of directors Hague, Weening and Lussier. The following transactions have occurred between the Company and directors who were members of the Company's Compensation Committee during 1997 or their affiliates:

  Gordon J. Bridge, the Chairman of the Board of Directors, was an Executive Vice President and a director of Quaestus until April 1997, and Richard W. Weening, a former director of the Company, is President, Chief Executive Officer and a director of Quaestus. Quaestus is the managing general partner of Quaestus Partner Fund and Network Partners. In addition, RPI Holdings, Inc. ("RPI"), of which Mr. Weening is the President and Chief Executive Officer, is the managing general partner of Quaestus Limited Partnership ("QLP"), which, with Quaestus Partner Fund and Network Partners, are stockholders of the Company. Quaestus is the manager of QLP pursuant to a contractual agreement with RPI.

  Until March 1997, William B. Welty, a former director of the Company, was a stockholder of an affiliate of Volpe, Welty & Company LLC, an investment banking firm (now Volpe Brown Whelan & Company LLC). Volpe, Welty & Company acted as one of the managing underwriters of the Company's initial public offering of Common Stock in August 1996, for which it received customary underwriters' compensation in the form of discounts and commissions. Volpe Brown Whelan & Company LLC is a market maker in the Company's Common Stock.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Certain stock option grants to directors and executive officers of the Company are described herein under the caption "Executive Compensation." Certain transactions and relationships between the Company and directors of the Company are described herein under the caption "Compensation Committee Interlocks and Insider Participation."

  In connection with Mr. Kehler's resignation as President and Chief Executive Officer of the Company in April 1997, the Company and Mr. Kehler entered into an agreement pursuant to which Mr. Kehler would remain as an employee of the Company until April 8, 1998 and would receive an annual salary of $50,000. In addition, the Company agreed to pay to Mr. Kehler a lump sum severance payment of $100,000 and release 25,000 shares of Common Stock from the Company's repurchase rights under the 1989 Stock Option Plan, in addition to those shares already vested at the time of such agreement. Mr. Kehler's remaining options continued to vest in accordance with their terms through August 31, 1997.

  In April 1998, Mr. Foster resigned his position as Executive Vice President of Sales and Marketing. Pursuant to the terms of an agreement between Mr. Foster and the Company in connection with his resignation, Mr. Foster will remain as a consultant to the Company through July 1998, during which time he will receive an amount equal to his regular monthly salary prior to his resignation ($14,167) and continued vesting of unvested options and health benefits through July 1998. In addition, pursuant to the terms of this agreement, the Company has agreed to forgive accrued interest on, and a portion of the principal of, a $30,000 loan to Mr. Foster, which principal amount to be forgiven will not exceed $10,000.

  Mr. Bridge entered into the 1997 Letter and the 1998 Letter with the Company, which letters governed the terms of his employment relationship with the Company for fiscal years 1997 and 1998, respectively. The 1998 Letter has been superseded by Mr. Bridge's consulting arrangement with the Company in April 1998. Pursuant to the 1997 Letter, the Company in April 1997 loaned Mr. Bridge $150,000 pursuant to a three-year, full recourse promissory note which is subject to interest, compounded annually, at the rate of 5.91%. The total amount of principal and accrued interest on such note as of April 2, 1998 is approximately $159,279. In exchange for Mr. Bridge's remaining a consultant to the Company for the twelve-month period from April 1998 through March 1999, the Company has agreed to forgive 50% of the total principal and outstanding interest of this loan and, if Mr. Bridge achieves certain specified goals prior to March 31, 1999, he may be entitled to forgiveness of the remainder of outstanding principal and interest on his loan. Other material terms of each of the 1997 Letter, the 1998 Letter and Mr. Bridge's consulting relationship with the Company are described in the disclosure relating to the Summary Compensation Table above.

  In June 1997, the Company entered into Change of Control Agreements with each of Gordon Bridge, Josesph Girata, Barton Foster, Craig Norris and Kenneth Ross. In April 1998, pursuant to Mr. Bridge's resignation as Chief Executive Officer and President of the Company and Mr. Foster's resignation as Executive Vice President of Sales and Marketing, their Change of Control Agreements were terminated. In April 1998, Lucille Hoger, the Company's newly appointed Vice President of Professional Services, entered into a Change of Control Agreement and each of Mr. Girata's, Mr. Norris's and Mr. Ross's Change of Control Agreements were amended. Pursuant to the terms of such Change of Control Agreements, as amended, each executive officer will be entitled to a cash payment equal to 2.99 times such officer's total compensation during fiscal year 1997 upon certain change of control transactions involving the Company (generally, a merger or acquisition of the Company). Such cash payments are subject to reduction in certain circumstances and would be reduced to zero if the aggregate value to be received by the Company's stockholders in connection with such change of control transaction was equal to or less than $25 million. Each executive officer would also be entitled to acceleration of vesting of all options held by him or her in the event of a hostile takeover of the Company. In addition, if such officer were to be terminated involuntarily within two years of a change of control, he or she would be entitled for a period of twelve months following such termination to continuation of his or her monthly salary, payment on a monthly basis of one-twelfth of the performance bonus to which he or she would have been entitled assuming full achievement of all performance objectives of the Company for such year, acceleration of vesting of all stock options held at the time of termination, certain benefits under the Company's health and other benefit plans, and outplacement services not to exceed $15,000.

  On November 18, 1997, Quaestus Management Corporation ("Quaestus"), an entity with which Richard W. Weening, a former director of the Company, is affiliated, was issued an $80,000 principal amount convertible note by the Company and a warrant to purchase 26,666 shares of the Company's Common Stock. On February 26, 1998, the note was converted into 40,000 shares of the Company's Series A Preferred Stock. On April 1, 1998, all of the shares of Series A Preferred Stock held by Quaestus plus accrued but unpaid dividends thereon were converted into 69,880 shares of the Company's Common Stock and the warrant held by Quaestus was canceled. Mr. Weening disclaims beneficial ownership of the securities held by Quaestus, except to the extent of his proportionate interest therein.

  On November 18, 1997, BankAmerica Ventures and BankAmerica Venture Partners I (collectively "BankAmerica"), entities with which Rory T. O'Driscoll, a director of the Company, is affiliated, were issued convertible notes by the Company in the aggregate principal amount of $1,200,000 and warrants to purchase an aggregate of 399,990 shares of the Company's Common Stock. On February 26, 1998, the notes plus the accrued interest thereon were converted into 608,219 shares of the Company's Series A Preferred Stock. On April 1, 1998, all of the shares of Series A Preferred Stock held by BankAmerica plus accrued but unpaid dividends thereon were converted into 1,062,555 shares of the Company's Common Stock and the warrants held by BankAmerica were canceled. Mr. O'Driscoll disclaims beneficial ownership of the securities held by BankAmerica, except to the extent of his proportionate interest therein.

  On November 18, 1997, Norwest Equity Partners V, L.L.P. ("Norwest"), an entity with which Promod Haque, a director of the Company, is affiliated, was issued a $1,240,000 principal amount convertible note by the Company and a warrant to purchase 413,323 shares of the Company's Common Stock. On February 26, 1998, the note plus the accrued interest thereon was converted into 628,493 shares of the Company's Series A Preferred. On April 1, 1998, all of the shares of Series A Preferred Stock held by Norwest plus accrued but unpaid dividends thereon were converted into 1,097,972 shares of the Company's Common Stock and the warrants held by Norwest were canceled. Mr. Haque disclaims beneficial ownership of the securities held by Norwest, except to the extent of his proportionate interest therein.

  The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

                            STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total shareholder return for the Company's stock since August 15, 1996 to the cumulative return over such period of (i) the Nasdaq Market Index and (ii) the MG Computer Software, Data Processing Index (provided by Media General Financial Services, Inc.). The graph assumes that $100 was invested in the Common Stock of the Company on August 15, 1996, the date on which the Company completed its initial public offering of Common Stock and the Company's stock was first registered under
Section 12 of the Securities Exchange Act of 1934, and on August 15, 1996 for each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $30.00, the price to which such stock was first offered to the public by the Company on that date of its initial public offering, and assumes reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                       [PERFORMANCE GRAPH APPEARS HERE]

                                                      8/15/96* 12/31/96 12/31/97
                                                      -------- -------- --------
CONNECT, Inc.........................................   100      102       14
Nasdaq Market Index..................................   100      112      137
MG Computer Software, Data Processing Index..........   100      110      136

--------
 * Assumes $100 invested at 8/15/96 in Common Stock of the Company and in each of the comparative indices.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 1997, all Reporting Persons complied with all applicable filing requirements.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

  It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          BY ORDER OF THE BOARD OF DIRECTORS

April 28, 1998
Mountain View, California

                                   EXHIBIT A

                          SECOND AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                               OF CONNECT, INC.

                                   ARTICLE I

  The name of the Corporation is CONNECT, Inc.

                                  ARTICLE II

  The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

                                     STOCK

  The corporation is authorized to issue two classes of shares to be designated respectively "Preferred Stock," $0.001 par value per share, and "Common Stock," $0.001 par value per share. The total number of shares of Preferred Stock authorized is 3,500,000 and the total number of shares of Common Stock authorized is 60,000,000. The Preferred Stock may be issued from time to time in one or more series.

  Subject to the restrictions prescribed by law, the Board of Directors is authorized to fix by resolution or resolutions the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

  The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

  (a) the number of shares constituting that series and the distinctive designation of that series;

  (b) the dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

  (c) whether that series shall have voting rights in addition to the voting rights provided by law, and if so, the terms of such voting rights;

  (d) whether that series shall have conversion privileges, and if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

  (e) whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

  (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms in the amount of such sinking funds;

  (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

  (h) any other relative rights, preferences and limitations of that series.

                                   ARTICLE IV

  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of Delaware.

                                   ARTICLE V

  The Corporation is to have perpetual existence.

                                   ARTICLE VI

  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal Bylaws made by the Board of Directors as provided for in this Amended and Restated Certificate of Incorporation. The affirmative vote of 66-2/3% of the total number of votes of the then outstanding shares of capital stock of this Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the adoption, amendment or repeal of the following sections of the Corporation's Bylaws: 2.3 (Special Meeting), 2.5 (Advance Notice of Stockholder Nominees) and 2.6 (Advance Notice of Stockholder Business) by the stockholders of this Corporation.

                                  ARTICLE VII

  The number of directors which shall constitute the whole Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation.

                                  ARTICLE VIII

  The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE IX

  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE X

  If at any time this Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent. This provision shall supersede any provision to the contrary in the Bylaws of the Corporation.

                                  ARTICLE XI

  Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                  ARTICLE XII

  Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the Bylaws of this Corporation), the affirmative vote of 66-2/3% of the total number of the then outstanding shares of capital stock of this Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, Articles VI through XIV. Notice of any such proposed amendment, repeal or adoption, shall be contained in the notice of the meeting at which it is to be considered. Subject to the provisions set forth herein, this Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                 ARTICLE XIII

  To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article XIII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article XIII, shall eliminate or reduce the effect of this Article XIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article XIII, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision.

                                  ARTICLE XIV

  "Listing Event" as used in this Amended and Restated Certificate of Incorporation shall mean the Corporation becoming a "Listed Corporation" within the meaning of Section 301.5 of the California Corporations Code. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, its directors and its stockholders or any class thereof, as the case may be, it is further provided that, effective upon the occurrence of the Listing Event:

  (i) The number of directors which shall constitute the entire Board of Directors, and the number of directors in each class, shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. Until changed by a resolution of the Board of Directors, Class I shall consist of five directors, each of whom shall be designated by the Board of Directors, and Class II shall consist of five directors, each of whom shall be designated by the Board of Directors.

    The Board of Directors shall be divided into two classes, designated as Class I and Class II, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the Listing Event, the terms of office of the Class I directors shall expire and Class I directors shall be elected for a full term of two years. At the second annual meeting of stockholders following the Listing Event, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of two years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of two years to succeed the directors of the class whose terms expire at such annual meeting.

    Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

  (ii) There shall be no right with respect to shares of stock of the Corporation to cumulate votes in the election of directors.

  (iii) Any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of the Voting Stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of the Voting Stock.

                                 CONNECT, INC.

                            1996 STOCK OPTION PLAN

                         (AS AMENDED ON MAY 29, 1997)

     1.  PURPOSES OF THE PLAN.  The purposes of this Stock Option Plan are to
         --------------------
attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

          Options granted hereunder may be either Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement.

     2.  DEFINITIONS.  As used herein, the following definitions shall apply:
         -----------

          (a)  "Administrator" shall mean the Board or any of its Committees
                -------------
appointed pursuant to Section 4 of the Plan.

          (b)  "Affiliate" shall mean an entity other than a Subsidiary (as
                ---------
defined below) in which the Company owns an equity interest.

          (c)  "Applicable Laws" shall have the meaning set forth in Section
                ---------------
4(a) below.

          (d)  "Board" shall mean the Board of Directors of the Company.
                -----

          (e)  "Code" shall mean the Internal Revenue Code of 1986, as amended.
                ----

          (f)  "Committee" shall mean the Committee appointed by the Board of
                ---------
Directors in accordance with Section 4(a) of the Plan, if one is appointed.

          (g)  "Common Stock" shall mean the Common Stock of the Company.
                ------------

          (h)  "Company" shall mean CONNECT, Inc., a Delaware corporation
                -------
(formerly, CONNECT, Inc., a California corporation).

          (i)  "Consultant" means any person, including an advisor, who is
                ----------
engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any director of the Company whether compensated for such services or not.

          (j)  "Continuous Status as an Employee or Consultant" shall mean the
                ----------------------------------------------
absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided that once the Company
                                                --------
registers any class of any equity security pursuant to Section 12 of the Exchange Act, such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute a termination of employment.

          (k)  "Director" shall mean a member of the Board.
                --------

          (l)  "Employee" shall mean any person (including any Named Executive,
                --------
Officer or Director) employed by the Company or any Parent, Subsidiary or Affiliate of the Company. The payment by the Company of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.

          (m)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as
                ------------
amended.

          (n)  "Fair Market Value" means, as of any date, the value of Common
                -----------------
Stock determined as follows:

                (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing bid on that day shall be used), as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                (ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock or;

                (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (o)  "Incentive Stock Option" shall mean an Option intended to qualify
                ----------------------
as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written option agreement.

          (p)  "Named Executive" shall mean any individual who, on the last day
                ---------------
of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four highest compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

          (q)  "Nonstatutory Stock Option" shall mean an Option not intended to
                -------------------------
qualify as an Incentive Stock Option, as designated in the applicable written option agreement.

          (r)  "Officer" shall mean a person who is an officer of the Company
                -------
within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (s)  "Option" shall mean a stock option granted pursuant to the Plan.
                ------

          (t)  "Optioned Stock" shall mean the Common Stock subject to an
                --------------
Option.

          (u)  "Optionee" shall mean an Employee or Consultant who receives an
                --------
Option.

          (v)  "Parent" shall mean a "parent corporation," whether now or
                ------
hereafter existing, as defined in Section 424(e) of the Code.

          (w)  "Plan" shall mean this 1996 Stock Option Plan.
                ----

          (x)  "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange
                ----------
Act as the same may be amended from time to time, or any successor provision.

          (y)  "Share" shall mean a share of the Common Stock, as adjusted in
                -----
accordance with Section 14 of the Plan.

          (z)  "Subsidiary" shall mean a "subsidiary corporation," whether now
                ----------
or hereafter existing, as defined in Section 424(f) of the Code.

     3.  STOCK SUBJECT TO THE PLAN.  Subject to the provisions of Section 14 of
         -------------------------
the Plan, the maximum aggregate number of shares that may be optioned and sold under the Plan is 2,614,000 shares (adjusted to reflect the Delaware reincorporation) of Common Stock. On the first trading day of each fiscal year during the period beginning January 1, 1998 and ending December 31, 2002, the maximum aggregate number of shares that may be optioned and sold under the Plan shall be increased by an amount equal to the lesser of: (x) three percent (3%) of the total number of shares of the Company's Common Stock issued and outstanding as of the last business day of the immediately preceding fiscal year, or (y) 140,000 shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant under the Plan.

     4.  ADMINISTRATION OF THE PLAN.
         --------------------------

          (a)  COMPOSITION OF ADMINISTRATOR.
               ----------------------------

                (i) MULTIPLE ADMINISTRATIVE BODIES.  If permitted by Rule
                    ------------------------------
16b-3, and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable securities laws and the Code (collectively, the "Applicable Laws"), the Plan may (but
                    ---------------
need not) be administered by different administrative bodies with respect to Directors, Officers who are not directors and Employees who are neither Directors nor Officers.

                (ii) ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS.
                     -----------------------------------------------------
With respect to grants of Options to Employees or Consultants who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan and
Section 162(m) of the Code as it applies so as to qualify grants of Options to Named Executives as performance-based compensation, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, to qualify grants of Options to Named Executives as performance-based compensation under Section 162(m) of the Code and otherwise so as to satisfy the Applicable Laws.

                (iii)  ADMINISTRATION WITH RESPECT TO OTHER PERSONS.  With
                       --------------------------------------------
respect to grants of Options to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

                (iv) GENERAL.  If a Committee has been appointed pursuant to
                     -------
subsection (ii) or (iii) of this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under subsection (ii), to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, and to the extent required under Section 162(m) of the Code to qualify grants of Options to Named Executives as performance-based compensation.

          (b) POWERS OF THE ADMINISTRATOR.  Subject to the provisions of the
              ---------------------------
Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(m) of the Plan;

                (ii) to select the Employees and Consultants to whom Options may from time to time be granted hereunder;

                (iii) to determine whether and to what extent Options are granted hereunder;

                (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

                (v) to approve forms of agreement for use under the Plan;

                (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder;

                (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

          (c) EFFECT OF ADMINISTRATOR'S DECISION.  All decisions, determinations
              ----------------------------------
and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

     5.  ELIGIBILITY.
         -----------

          (a) RECIPIENTS OF GRANTS.  Nonstatutory Stock Options may be granted
              --------------------
to Employees and Consultants. Incentive Stock Options may be granted only to Employees, provided, however, that Employees of an Affiliate shall not be
           --------  -------
eligible to receive Incentive Stock Options. An Employee or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.

          (b) TYPE OF OPTION.  Each Option shall be designated in the written
              --------------
option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (c) NO EMPLOYMENT RIGHTS.  The Plan shall not confer upon any Optionee
              --------------------
any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     6.  TERM OF PLAN.  The Plan shall become effective upon the earlier to
         ------------
occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 20 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 of the Plan.

     7.  TERM OF OPTION.  The term of each Option shall be the term stated in
         --------------
the Option Agreement; provided, however, that in the case of an Incentive Stock
                      --------  -------
Option, the term shall be
no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8.  LIMITATION ON GRANTS TO EMPLOYEES.  Subject to adjustment as provided
         ---------------------------------
in this Plan, the maximum number of Shares which may be subject to options granted to any one Employee under this Plan for any fiscal year of the Company shall be 1,000,000 shares (adjusted to reflect the one-for-five reverse stock split).

     9.  OPTION EXERCISE PRICE AND CONSIDERATION.
         ---------------------------------------

          (a) EXERCISE PRICE.  The per Share exercise price for the Shares to be
              --------------
issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

                (i) In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

                    (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                (ii) In the case of a Nonstatutory Stock Option

                     (A) granted to an Employee who, at the time of the grant of such Nonstatutory Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

                     (B) granted to a person who, at the time of the grant of such Option, is a Named Executive of the Company, the per share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant; or

                     (C) granted to any person other than a Named Executive, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

                (iii) Notwithstanding anything to the contrary in subsections 9(a)(i) or 9(a)(ii) above, in the case of an Option granted on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (b) PERMISSIBLE CONSIDERATION.  The consideration to be paid for the
              -------------------------
Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of
(1) cash, (2) check, (3) promissory note, (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) any combination of the foregoing methods of payment, or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     10.  EXERCISE OF OPTION.
          ------------------

          (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER.  Any Option
              -----------------------------------------------
granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 14 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT.  In the event
              --------------------------------------------------
of termination of an Optionee's Continuous Status as an Employee or Consultant, such Optionee may, but only within one (1) month (or such other period of time, not exceeding three (3) months in the case of an Incentive Stock Option or six
(6) months in the case of a Nonstatutory Stock Option, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the optionee does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c) DISABILITY OF OPTIONEE.  Notwithstanding Section 10(b) above, in
              ----------------------
the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her disability, he or she may, but only within twelve (12) months from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (d) DEATH OF OPTIONEE.  In the event of the death of an Optionee:
              -----------------

                (i) during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months (or such other period of time, not exceeding twelve (12) months, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant three (3) months (or such other period of time as is determined by the Administrator as provided above) after the date of death, subject to the limitation set forth in Section 5(b); or

                (ii) within one (1) month (or such other period of time not exceeding three (3) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

          (e) RULE 16B-3.  Options granted to persons subject to Section 16(b)
              ----------
of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     11.  WITHHOLDING TAXES.  As a condition to the exercise of Options granted
          -----------------
hereunder, the Optionee shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of such Option. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

     12.  STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS.  At the
          --------------------------------------------------------
discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, or (b) out of Optionee's current compensation, or (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to or less than Optionee's marginal tax rate times the ordinary income recognized, or (d) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a fair market value equal to the amount required to be withheld. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax
                                                                            ---
Date").
----

          Any surrender by an Officer or Director of previously owned Shares to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

          (a) the election must be made on or prior to the applicable Tax Date;

          (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

          (c) all elections shall be subject to the consent or disapproval of the Administrator;

          (d) if the Optionee is an Officer or Director, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     13.  NON-TRANSFERABILITY OF OPTIONS.  The Option may not be sold, pledged,
          ------------------------------
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 13.

     14.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS.
          ------------------------------------------------------------------

          (a) ADJUSTMENT.  Subject to any required action by the stockholders of
              ----------
the Company, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, the maximum number of shares of Common Stock for which Options may be granted to any employee under Section 8 of the Plan, and the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) CORPORATE TRANSACTIONS.  In the event of the proposed dissolution
              ----------------------
or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to some or all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     15.  TIME OF GRANTING OPTIONS.  The date of grant of an Option shall, for
          ------------------------
all purposes, be the date on which the Administrator makes the determination granting such Option or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     16.  AMENDMENT AND TERMINATION OF THE PLAN.
          -------------------------------------

          (a) AMENDMENT AND TERMINATION.  The Board may amend or terminate the
              -------------------------
Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the stockholders of the Company in the manner described in Section 20 of the
Plan:

                  (i) any increase in the number of Shares subject to the Plan, other than an adjustment under Section 14 of the Plan;

                  (ii) any change in the designation of the class of persons eligible to be granted Options;

                  (iii) any change in the limitation on grants to employees as described in Section 8 of the Plan or other changes which would require stockholder approval to qualify options granted hereunder as performance-based compensation under Section 162(m) of the Code; or

                  (iv) any revision or amendment requiring stockholder approval in order to preserve the qualification of the Plan under Rule 16b-3.

          (b) STOCKHOLDER APPROVAL.  If any amendment requiring stockholder
              --------------------
approval under Section 13(a) of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such stockholder approval shall be solicited as described in Section 20 of the Plan.

          (c) EFFECT OF AMENDMENT OR TERMINATION.  Any such amendment or
              ----------------------------------
termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     17.  CONDITIONS UPON ISSUANCE OF SHARES.  Shares shall not be issued
          ----------------------------------
pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     18.  RESERVATION OF SHARES.  The Company, during the term of this Plan,
          ---------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     19.  OPTION AGREEMENT.  Options shall be evidenced by written option
          ----------------
agreements in such form as the Board shall approve.

     20.  STOCKHOLDER APPROVAL.
          --------------------

          (a) Stockholder approval of the Plan shall be obtained within twelve
(12) months before or after the date the Plan is adopted, provided that neither the grant nor the exercise of Options hereunder shall be contingent on obtaining such approval. In the event stockholder approval is not obtained in accordance with this Section 20(a), Options designated as Incentive Stock Options shall instead be treated as Nonstatutory Stock Options. Stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law and the rules of any stock exchange upon which the Shares are listed.

          (b) In the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the stockholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

          (c) If any required approval by the stockholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 20(b) hereof, then the Company shall, at or prior to the first annual meeting of stockholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under
Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

                (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information that would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

                (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to stockholders.

     21.  INFORMATION TO OPTIONEES.  The Company shall provide financial
          ------------------------
statements at least annually to each Optionee during the period such Optionee has one or more Options outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such individual owns such Shares. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 CONNECT, INC.

                      1998 ANNUAL MEETING OF STOCKHOLDERS


P            The undersigned stockholder of CONNECT, Inc., a Delaware
        corporation, (the "Company") hereby acknowledges receipt of the Notice
R of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 1998, and hereby appoints Craig D. Norris, Gordon J. Bridge and
O Joseph G. Girata, or any of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of
X the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of CONNECT, Inc. to be held on May 28, 1998, at
Y adjournment(s) or postponement(s) thereof, and to vote all shares of Common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


        PROPOSAL NO. 1 - ELECTION OF DIRECTORS

                [_] For all nominees            [_] Withhold authority for
                    listed below                    all nominees listed below

                If you wish to withhold authority for any individual nominee(s),
                ----------------------------------------------------------------
                strike a line through his name or their names in the list below:
                ---------------------------------------------------------------


                Gordon J. Bridge      Richard H. Lussier    Rory T. O'Driscoll
                Promod Haque          Craig D. Norris


        PROPOSAL NO. 2 - AMENDMENT AND RESTATEMENT OF COMPANY'S CERTIFICATE OF INCORPORATION

                To approve and ratify an amendment and restatement of the Company's Amended and Restated Certificate of Incorporation to eliminate references to series of Preferred Stock which had been previously outstanding.

                [_] FOR     [_] AGAINST       [_] ABSTAIN

        PROPOSAL NO. 3 - AMENDMENT OF 1996 STOCK OPTION PLAN

                To approve and ratify an amendment to the Company's 1996 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 shares.

                [_] FOR     [_] AGAINST       [_] ABSTAIN

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                     SEE REVERSE
                                                                         SIDE

NOTE: THIS PROXY SHOULD BE MARKED, DATED, SIGNED BY THE STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON, AND RETURNED IN THE ENCLOSED ENVELOPE.

PROPOSAL NO. 4 - APPOINTMENT OF INDEPENDENT AUDITORS

  To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

  [_] FOR    [_] AGAINST    [_] ABSTAIN

In their discretion, upon such other matter or matters which may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF. WITH RESPECT TO THE ELECTION OF DIRECTORS, IF NO CONTRARY OBJECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE.

DATED: ________________________ , 1998

                                         ______________________________________
                                         Print name(s) exactly as shown on
                                         Stock Certificate

                                         ______________________________________
                                         (Signature)

                                         ______________________________________
                                         (Signature)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED ABOVE AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.